UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 31, 2023
Date of Report (Date of earliest event reported)
Upstart Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39797	46-4332431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2950 S. Delaware Street, Suite 300
San Mateo, CA 94403
(Address of principal executive offices, including zip code)

(650) 204-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	UPST	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 31, 2023, in response to the challenging macro environment where many lenders and credit investors have significantly reduced or paused loan originations, Upstart Holdings, Inc. (“Upstart”) implemented a plan of reorganization (the “January 2023 Plan”). The January 2023 Plan is designed to reduce operating costs, streamline operations and return Upstart to profitability. The January 2023 Plan involves a reduction of Upstart’s current workforce by approximately 20%, or approximately 365 employees.

Upstart estimates that it will incur approximately $15 million in total charges in connection with the January 2023 Plan. Upstart expects these charges to be in the form of future cash expenditures related to severance payments, employee benefits and taxes. In addition to these charges, Upstart expects to recognize approximately $3 million of one-time non-cash savings related to the reversal of previously expensed stock-based compensation associated with forfeited stock awards. Upstart expects that most of the charges and cash expenditures related to the January 2023 Plan will be incurred or completed in the quarter ending March 31, 2023.

When the January 2023 Plan is fully implemented, Upstart expects to realize cash savings of approximately $57 million in operating expenses, primarily related to employee cash compensation and benefits, over the next 12 months. Upstart also expects to realize additional non-cash savings of approximately $42 million related to stock-based compensation through 2025.

Upstart also plans to suspend development of its small business loan product until macroeconomic conditions improve.

Upstart may incur other charges or cash expenditures not currently contemplated as a result of or in connection with the January 2023 Plan. The Company intends to exclude any charges related to the January 2023 Plan from its calculation of adjusted EBITDA and adjusted net income.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including but not limited to, statements regarding the January 2023 Plan, including the intent and related estimated charges, expenses, cash payments, the timing of such charges, expected savings and the suspension of Upstart’s small business loan product. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", “target”, “aim”, "believe", "may", "will", "should", “becoming”, “look forward”, “could”, "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our financial condition; macroeconomic factors; plans; objectives; product development; growth opportunities; assumptions; risks; future performance; business; investments; and results of operations. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this Form 8-K relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission, copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Upstart Holdings, Inc.
Dated: January 31, 2023	By:	/s/ Sanjay Datta
Sanjay Datta
Chief Financial Officer